Exhibit 10.1

AMENDMENT
TO THE
AMENDED AND RESTATED INCENTIVE AWARD PLAN OF TANGER FACTORY
OUTLET CENTERS, INC. AND TANGER PROPERTIES LIMITED PARTNERSHIP

Tanger Factory Outlet Centers, Inc. (the "Company"), a corporation organized under the laws of the State of North Carolina, has previously adopted the Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, effective December 29, 2008, as amended from time to time (the "Plan").

In order to amend the Plan in certain respects, this Amendment to the Plan (the "Amendment") has been adopted by a resolution of the Board of Directors of the Company on February 23, 2010 and approved by the Company's shareholders on May 14, 2010 effective as set forth below. This Amendment, together with the Plan, constitutes the entire Plan as amended to date.

1.  Effective as of the date of the Company's shareholder approval of this Amendment, Section 1.4 of the Plan is hereby replaced in its entirety with the following:

"Section 1.4 Award Limit

'Award Limit' shall mean (a) with respect to Options, 360,000 Common Shares; (b) with respect to Performance Awards paid in cash, $2,000,000; and (c) with respect to all other Awards, 360,000 Common Shares, in each case as adjusted pursuant to Section 10.3."

2.  Effective as of the date of the Company's shareholder approval of this Amendment, Section 2.1(a) of the Plan is hereby amended by replacing the number "6,000,000" with the number "7,700,000".

* * * * * * *

Executed this 14th day of May, 2010.

TANGER FACTORY OUTLET CENTERS, INC.

By: /s/ Frank C. Marchisello Jr.
Officer